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Exhibit 31.4

CERTIFICATION

I, Kenneth Klipper, certify that:

1.
I have reviewed this Amendment No. 1 on Form 10-K/A of The First Marblehead Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: November 16, 2010

/s/ Kenneth Klipper Kenneth Klipper Managing Director, Chief Financial Officer, Treasurer and Chief Accounting Officer

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  Exhibit 31.4